EXHIBIT 16.1

February 26, 2014

Office of the Chief Accountant

Securities and Exchange Commission

460 Fifth Street N. W.

Washington, DC 20549

RE:	FV PHARMA INTERNATIONAL CORP.

COMMISSION FILE NUMBER 333-187669

Dear Sirs:

We are in agreement with the statements we understand are being made by FV Pharma International Corp. in its Form 8-K dated February 26, 2014.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

Cutler & Co. LLC

     9605 West 49th Ave. Suite 200 Wheat Ridge, Colorado 80033  ~ Phone 303-968-3281  ~  Fax 303-456-7488  ~  www.cutlercpas.com